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                                                                    Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Province Healthcare Company (formerly known as Brim, Inc. until
  January 16, 1997 and as Principal Hospital

  Company from January 16, 1997 until February 4, 1998):



     We consent to the use of our report as of December 31, 1995 and for the years ended December 31, 1994 and 1995 included herein (Registration No. 333-34421) of Province Healthcare Company (formerly Brim, Inc.) and to the reference to our firm under the heading "Experts" in the Prospectus.


                                          KPMG Peat Marwick LLP

Portland, Oregon

February 4, 1998